Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces September Quarter Profit

•	Adjusted pre-tax income[1] of $2.2 billion, an increase of $547 million year over year on a similar basis.
•	Adjusted earnings of $1.74 per diluted share.
•	On a GAAP basis, pre-tax income of $2.1 billion and earnings of $1.65 per share.
•	Returned $532 million to shareholders through dividends and share repurchases.

ATLANTA, Oct. 14, 2015 – Delta Air Lines (NYSE:DAL) today reported financial results for the September 2015 quarter, including adjusted net income1 of $1.4 billion or $1.74 per diluted share, up 45% from the September quarter of 2014.

“Despite currency volatility and global economic uncertainty which drove a modest decline in revenues, we expanded operating margins by over five points to 21%, grew earnings per share by 45%, and generated $1.4 billion of free cash flow in the September quarter as demand remains solid and fuel prices have dropped materially. We expect that strong performance to continue in the December quarter with operating margins of 16 to 18% and over 40% earnings per share growth,” said Richard Anderson, Delta’s chief executive officer. “It’s an honor to recognize the hard work of 80,000 outstanding Delta employees with over $1 billion of profit sharing accrued so far this year. Our team consistently delivers best-in-class operations and service to our customers, develops innovative solutions with our global partners, and produces strong returns for our shareholders.”

Revenue Environment

Delta’s operating revenue for the September quarter decreased 0.6%, or $71 million, including $235 million in foreign currency pressures. Passenger unit revenues declined 4.9%, which includes approximately 2.5 points of impact from foreign currency.

Delta continues to successfully implement its Branded Fares initiative, increasing paid first class load factor by 8 points to 56% and expanding its Basic Economy product to over 450 markets. In total, Branded Fares products produced more than $75 million in incremental revenue in the September quarter.

“Our commercial initiatives are delivering solid benefits as we’ve expanded our revenue premium to the industry, strengthened our hubs in New York, Seattle and Los Angeles, and deepened our partnerships around the globe. However, low fuel prices and foreign currency have pressured our revenue performance,” said Ed Bastian, Delta’s president. “By keeping our system capacity flat for the December quarter, we are taking action to drive improvement in our unit revenues which we forecast will decline 2.5-4.5% for the quarter including 2 points of impact from foreign currency. Our conservative growth in this low fuel environment is evidence of our commitment to getting RASM back on a positive trajectory, which is a key component to achieving our long-term margin targets.”

1

Bastian continued, “As we look ahead, fuel prices remain volatile and we are not recasting the business for low fuel prices. Our plan is for 2016 capacity growth of 0-2%, which we believe is the appropriate level to balance supply and demand and to ensure the momentum in our business continues.”

		Increase (Decrease)
		3Q15 versus 3Q14
		Change	Unit
Passenger Revenue	3Q15 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,774	3.8%	(2.3) %	(2.5) %	6.3%
Regional	1,536	(5.9) %	(2.3) %	(4.3) %	(3.7) %
Total Domestic	6,310	1.3%	(3.0) %	(3.6) %	4.4%
Atlantic	1,816	(5.6) %	(9.5) %	(7.8) %	4.3%
Pacific	887	(12.7) %	(9.3) %	(13.1) %	(3.7) %
Latin America	582	(3.8) %	(5.3) %	(6.3) %	1.6%
Total Passenger	9,595	(1.9) %	(4.9) %	(5.4) %	3.2%
Cargo Revenue	196	(19.7) %
Other Revenue	1,316	13.6%
Total Revenue	11,107	(0.6) %

December 2015 Quarter Guidance

Following are Delta’s projections for the December 2015 quarter:

4Q15 Forecast
Passenger unit revenue (compared to 4Q14)	(2.5%) - (4.5%)
Operating margin	16% - 18%
Fuel price, including taxes, settled hedges and refinery impact	$1.75-$1.80
CASM - Ex (compared to 4Q14)	Up ~2%
System capacity (compared to 4Q14)	Flat

Cost Performance

Adjusted fuel expense2 declined over $1.1 billion compared to the same period in 2014, as 50% lower market fuel prices and an $87 million increase in profit at the refinery offset $250 million in settled hedge losses.

CASM-Ex3 increased 0.9% for the September quarter on a year-over-year basis, with foreign exchange and the benefits of Delta’s domestic refleeting and other cost initiatives offsetting the company’s investments in its employees, products and operations. The September quarter also included approximately 1 point of unit cost pressure from benefit accruals related to recently announced pay increases for Delta employees.

Delta’s debt reduction initiative continued to improve the company’s interest expense, producing $33 million in interest savings for the quarter compared to the same period in 2014.

2

“We continue to benefit from the decline in fuel prices, which provided a $1 billion-plus tailwind this quarter and, at current prices, will drive a $750 million benefit in the December quarter,” said Paul Jacobson, Delta’s chief financial officer. “With volatile fuel prices and revenues under pressure, we are using the current environment to evaluate and prune costs across all parts of the business, including our overhead functions, making sure we’re investing in the right parts of the airline and at levels we can sustain over time.”

Cash Flow, Shareholder Returns, and Adjusted Net Debt4

Delta generated $2.4 billion of adjusted operating cash flow and $1.4 billion of free cash flow during the quarter. The company used this strong cash generation to reinvest $1.0 billion back into the business, including $450 million for its 3.5% ownership position in China Eastern. The company returned $532 million to its owners through $107 million of dividends and $425 million of share repurchases, while also strengthening its balance sheet by reducing its adjusted net debt to $6.4 billion.

During the quarter, Delta refinanced its senior secured credit facility ahead of its scheduled maturity. The new borrowings include a $1.5 billion undrawn revolver, a $500 million term loan, and a $500 million EETC with a blended rate of 3.77%. The improved strength of Delta’s balance sheet allowed it to lower the overall rate on the borrowing and increase its revolver capacity by $275 million. In addition, the company reduced the outstanding principal amount by $320 million as it continues toward its $4 billion debt target by 2017.

“The strong cash flows we are producing are allowing us to reinvest in our business and our employees, while working toward achieving an investment grade balance sheet and also returning increasing levels of cash to shareholders,” Jacobson continued. “Since initiating our capital return program, we have already retired 8% of Delta’s outstanding share count while reducing our adjusted net debt by nearly $4 billion over that same time period.”

GAAP Metrics Related to Fuel, Cost Performance and Cash Flow

Below are GAAP metrics corresponding to the non-GAAP figures cited above.

($ in millions except per share and unit costs)			Change
	3Q15	3Q14	$	%
Net income	1,315	357	958	NM
Diluted earnings per share	1.65	0.42	1.23	NM
Fuel expense (including regional carriers)	2,076	3,444	(1,368)	(40%)
Consolidated unit cost	13.07	15.69	(2.62)	(17%)
Operating cash flow	2,067	1,358	709	52%

Special Items

Special items, net of taxes, in the September 2015 quarter totaled $69 million, including:

•	A $69 million charge primarily for mark-to-market adjustments on fuel hedges settling in future periods.

3

Special items, net of taxes, in the September 2014 quarter totaled $657 million, including:

•	a $397 million charge for fleet and other items;
•	a $215 million charge for mark-to-market adjustments on fuel hedges settling in future periods;
•	an $87 million charge for debt extinguishment and other items; and
•	a $42 million gain related to a litigation settlement.

About Delta

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 318 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

(3)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations, and refinery cost of sales to third parties. The amounts excluded were $306 million and $239 million for the September 2015 and September 2014 quarters, respectively and $945 million and $616 million for the nine months ended September 30, 2015 and 2014, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Adjusted net debt includes $381 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Oct. 14, 2015, and which we have no current intention to update.

4

DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$8,059	$8,144	$(85)	(1)%	$22,195	$21,950	$245	1%
Regional carriers	1,536	1,632	(96)	(6)%	4,462	4,769	(307)	(6)%
Total passenger revenue	9,595	9,776	(181)	(2)%	26,657	26,719	(62)	-%
Cargo	196	244	(48)	(20)%	620	691	(71)	(10)%
Other	1,316	1,158	158	14%	3,925	3,305	620	19%
Total operating revenue	11,107	11,178	(71)	(1)%	31,202	30,715	487	2%
Operating Expense:
Salaries and related costs	2,276	2,069	207	10%	6,563	6,084	479	8%
Aircraft fuel and related taxes	1,819	2,952	(1,133)	(38)%	5,111	7,612	(2,501)	(33)%
Regional carrier expense
Fuel	257	492	(235)	(48)%	816	1,465	(649)	(44)%
Other	816	861	(45)	(5)%	2,407	2,568	(161)	(6)%
Aircraft maintenance materials and outside repairs	479	440	39	9%	1,430	1,354	76	6%
Depreciation and amortization	466	440	26	6%	1,384	1,333	51	4%
Contracted services	477	459	18	4%	1,375	1,326	49	4%
Passenger commissions and other selling expenses	463	476	(13)	(3)%	1,270	1,289	(19)	(1)%
Landing fees and other rents	403	393	10	3%	1,164	1,089	75	7%
Profit sharing	563	384	179	47%	1,110	823	287	35%
Passenger service	247	227	20	9%	664	615	49	8%
Aircraft rent	63	65	(2)	(3)%	183	172	11	6%
Restructuring and other items	–	570	(570)	NM	35	649	(614)	NM
Other	565	515	50	10%	1,605	1,302	303	23%
Total operating expense	8,894	10,343	(1,449)	(14)%	25,117	27,681	(2,564)	(9)%
Operating Income	2,213	835	1,378	NM	6,085	3,034	3,051	NM
Other (Expense) Income:
Interest expense, net	(121)	(154)	33	(21)%	(379)	(513)	134	(26)%
Miscellaneous, net	(20)	(102)	82	(80)%	(82)	(309)	227	(73)%
Total other expense, net	(141)	(256)	115	(45)%	(461)	(822)	361	(44)%
Income Before Income Taxes	2,072	579	1,493	NM	5,624	2,212	3,412	NM
Income Tax Provision	(757)	(222)	(535)	NM	(2,078)	(841)	(1,237)	NM
Net Income	$1,315	$357	$958	NM	$3,546	$1,371	$2,175	NM
Basic Earnings Per Share	$1.67	$0.43			$4.42	$1.63
Diluted Earnings Per Share	$1.65	$0.42			$4.37	$1.61
Basic Weighted Average Shares Outstanding	788	834			803	840
Diluted Weighted Average Shares Outstanding	795	843			811	849

5

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2015	2014	Change	2015	2014	Change
Consolidated:
Revenue passenger miles (millions)	59,076	56,955	4%	160,052	154,897	3%
Available seat miles (millions)	68,031	65,926	3%	188,565	181,647	4%
Passenger mile yield (cents)	16.24	17.16	(5)%	16.66	17.25	(3)%
Passenger revenue per available seat mile (cents)	14.10	14.83	(5)%	14.14	14.71	(4)%
Operating cost per available seat mile (cents)	13.07	15.69	(17)%	13.32	15.24	(13)%
CASM-Ex - see Note A (cents)	8.74	8.66	1%	9.07	9.10	-%
Passenger load factor	86.8%	86.4%	0.4 pt	84.9%	85.3%	(0.4) pt
Fuel gallons consumed (millions)	1,096	1,067	3%	3,043	2,949	3%
Average price per fuel gallon, adjusted - see Note A	$1.80	$2.90	(38)%	$2.35	$2.95	(20)%
Number of aircraft in fleet, end of period	925	916	9
Full-time equivalent employees, end of period	83,033	79,714	4%

Mainline:
Revenue passenger miles (millions)	53,526	51,309	4%	144,134	138,472	4%
Available seat miles (millions)	61,270	58,908	4%	168,783	161,042	5%
Operating cost per available seat mile (cents)	12.68	14.90	(15)%	12.80	14.34	(11)%
CASM-Ex - see Note A (cents)	8.35	8.04	4%	8.61	8.46	2%
Fuel gallons consumed (millions)	939	905	4%	2,589	2,473	5%
Average price per fuel gallon, adjusted - see Note A	$1.82	$2.87	(37)%	$2.44	$2.92	(16)%
Number of aircraft in fleet, end of period	809	764	45

Note except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

6

DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended September 30,
(in millions)	2015	2014
Cash Flows From Operating Activities:
Net Income	$1,315	$357
Depreciation and amortization	466	440
Hedge derivative contracts	(32)	328
Deferred income taxes	720	217
Pension, postretirement and postemployment expense in excess of payments	61	37
Restructuring and other	–	574
Changes in:
Hedge margin	(247)	3
Air traffic liability	(808)	(811)
Profit sharing	563	384
Other, net	29	(171)
Net cash provided by operating activities	2,067	1,358

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(406)	(322)
Ground property and equipment, including technology	(156)	(135)
Purchase of equity investments	(500)	–
Net redemptions (purchases) of short-term investments	49	(1,147)
Other, net	4	21
Net cash used in investing activities	(1,009)	(1,583)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(1,517)	(1,008)
Repurchase of common stock	(425)	(250)
Cash dividends	(107)	(75)
Fuel card obligation	(23)	–
Proceeds from long-term obligations	997	707
Other, net	93	(1)
Net cash used in financing activities	(982)	(627)

Net Increase (Decrease) in Cash and Cash Equivalents	76	(852)
Cash and cash equivalents at beginning of period	2,293	3,362
Cash and cash equivalents at end of period	$2,369	$2,510

7

DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in millions)	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$2,369	$2,088
Short-term investments	1,442	1,217
Accounts receivable, net	1,974	2,297
Hedge margin receivable	381	925
Fuel inventory	381	534
Expendable parts and supplies inventories, net	314	318
Hedge derivatives asset	1,586	1,078
Deferred income taxes, net	2,710	3,275
Prepaid expenses and other	816	733
Total current assets	11,973	12,465

Property and Equipment, Net:
Property and equipment, net	22,608	21,929

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,589	4,603
Deferred income taxes, net	2,834	4,320
Other noncurrent assets	1,848	1,010
Total other assets	19,065	19,727
Total assets	$53,646	$54,121

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,705	$1,216
Air traffic liability	5,231	4,296
Accounts payable	2,688	2,622
Accrued salaries and related benefits	2,790	2,266
Hedge derivatives liability	2,194	2,772
Frequent flyer deferred revenue	1,621	1,580
Other accrued liabilities	1,379	2,127
Total current liabilities	17,608	16,879

Noncurrent Liabilities:
Long-term debt and capital leases	7,096	8,561
Pension, postretirement and related benefits	13,867	15,138
Frequent flyer deferred revenue	2,265	2,602
Other noncurrent liabilities	2,465	2,128
Total noncurrent liabilities	25,693	28,429

Commitments and Contingencies
Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	11,285	12,981
Retained earnings	6,748	3,456
Accumulated other comprehensive loss	(7,316)	(7,311)
Treasury stock	(372)	(313)
Total stockholders' equity	10,345	8,813
Total liabilities and stockholders' equity	$53,646	$54,121

8

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Pre-Tax Income and Net Income, adjusted for special items. We adjust for the following items to determine pre-tax income and net income, adjusted for special items, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the period shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in other expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the period shown.

Loss on extinguishment of debt. We adjusted for loss on extinguishment of debt in 2014 to assist investors with their analysis of the company’s core financial performance.

Income tax. Pre-tax income is adjusted for the income tax effect of special items. We believe this adjustment allows investors to better understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Net Income
	September 30, 2015			Per Diluted Share
	Pre-Tax	Income	Net	Three Months Ended
(in millions, except per share data)	Income	Tax	Income	September 30, 2015
GAAP	$2,072	$(757)	$1,315	$1.65
Adjusted for:
MTM adjustments and settlements	99	(38)	61
Virgin Atlantic MTM adjustments	13	(5)	8
Total adjustments	112	(43)	69	0.09
Non-GAAP	$2,184	$(800)	$1,384	$1.74

	Three Months Ended			Net Income
	September 30, 2014			Per Diluted Share
	Pre-Tax	Income	Net	Three Months Ended
(in millions, except per share data)	Income	Tax	Income	September 30, 2014
GAAP	$579	$(222)	$357	$0.42
Adjusted for:
MTM adjustments and settlements	347	(132)	215
Restructuring and other	570	(215)	355
Loss on extinguishment of debt	134	(51)	83
Virgin Atlantic MTM adjustments	7	(3)	4
Total adjustments	1,058	(401)	657	0.78
Non-GAAP	$1,637	$(623)	$1,014	$1.20

9

Operating Margin, adjusted. We adjust for the following items to determine operating margin, adjusted for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the periods shown.

Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

	Three Months Ended
	September 30,
	2015	2014
Operating margin	19.9%	7.5%
Adjusted for:
MTM adjustments and settlements	0.9%	3.1%
Restructuring and other	–	5.1%
Refinery sales	0.2%	0.1%
Operating margin, adjusted	21.0%	15.8%

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. Additionally, these transactions will require approximately $300 million in cash payments in 2016 (excluding market movements from the date of the transactions). By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provides additional time for the fuel market to stabilize while adding some hedge protection in 2016. Free cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	September 30, 2015
Net cash provided by operating activities	$2.1
Net cash used in investing activities	(1.0)
Adjustments:
Hedge deferrals	0.1
Hedge margin	0.2
Total free cash flow	$1.4

10

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	September 30,		September 30,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$1,833	$3,179	$1.67	$2.98
Airline segment fuel hedge losses	349	284	0.32	0.27
Refinery segment impact	(106)	(19)	(0.10)	(0.02)
Total fuel expense	$2,076	$3,444	$1.89	$3.23
MTM adjustments and settlements	(99)	(347)	(0.09)	(0.33)
Total fuel expense, adjusted	$1,977	$3,097	$1.80	$2.90

			Average Price Per Gallon
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$5,519	$8,956	$1.81	$3.04
Airline segment fuel hedge losses	690	112	0.23	0.04
Refinery segment impact	(282)	9	(0.09)	–
Total fuel expense	$5,927	$9,077	$1.95	$3.08
MTM adjustments and settlements	1,210	(380)	0.40	(0.13)
Total fuel expense, adjusted	$7,137	$8,697	$2.35	$2.95

Mainline:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Mainline average price per gallon	$1.93	$3.25	$1.97	$3.07
MTM adjustments and settlements	(0.11)	(0.38)	0.47	(0.15)
Mainline average price per gallon, adjusted	$1.82	$2.87	$2.44	$2.92

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Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Consolidated CASM-Ex:

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
CASM (cents)	13.07	15.69	13.32	15.24
Adjusted for:
Aircraft fuel and related taxes	(3.05)	(5.22)	(3.14)	(4.99)
Profit sharing	(0.83)	(0.58)	(0.59)	(0.45)
Restructuring and other	–	(0.86)	(0.02)	(0.36)
Other expenses	(0.45)	(0.37)	(0.50)	(0.34)
CASM-Ex	8.74	8.66	9.07	9.10
Year-over-year change	0.9%

Mainline CASM-Ex:

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Mainline CASM (cents)	12.68	14.90	12.80	14.34
Adjusted for:
Aircraft fuel and related taxes	(2.97)	(5.00)	(3.03)	(4.72)
Profit Sharing	(0.92)	(0.65)	(0.66)	(0.51)
Restructuring and other	–	(0.85)	–	(0.32)
Other expenses	(0.44)	(0.36)	(0.50)	(0.33)
Mainline CASM-Ex	8.35	8.04	8.61	8.46

Operating Cash Flow, adjusted. We present adjusted operating cash flow because management believes adjusting for these amounts provides a more meaningful measure for investors. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. Additionally, these transactions will require approximately $300 million in cash payments in 2016 (excluding market movements from the date of the transactions). By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provides additional time for the fuel market to stabilize while adding some hedge protection in 2016. Operating cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	September 30, 2015
Net cash provided by operating activities (GAAP)	$2.1
Adjustments:
Hedge deferrals	0.1
Hedge margin	0.2
Net cash provided by operating activities, adjusted	$2.4

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Capital Expenditures, net. Delta presents net capital expenditures, which includes strategic investments, because management believes adjusting for these amounts provides a more meaningful financial measure for investors. This metric is adjusted for reimbursements related to build-to-suit leased facilities and other because management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

Three Months Ended
(in millions)	September 30, 2015
Property and equipment additions	$562
Investment in China Eastern	450
Investment in GOL	50
Reimbursements related to build-to-suit leased facilities and other	(23)
Capital expenditures, net	$1,039

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	September 30, 2015		June 30, 2013
Debt and capital lease obligations	$8.8		$12.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	–		0.4
Less: debt assumed in connection with Pinnacle acquisition	–		(0.2)
Adjusted debt and capital lease obligations		$8.8		$12.4
Plus: 7x last twelve months' aircraft rent		1.8		1.7
Adjusted total debt		10.6		14.1
Less: cash, cash equivalents and short-term investments		(3.8)		(3.9)
Less: hedge margin receivable		(0.4)		–
Adjusted net debt		$6.4		$10.2

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